UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2010

ENGlobal
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-032226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   281-878-1000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On July 21, 2010, the Company issued a press release with respect to an after tax charge during the quarter ended June 30, 2010 of approximately $1.8 million resulting from reserves taken against long term claim receivable. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On July 21, 2010, the Company issued a press release to announce that its wholly owned subsidiary, ENGlobal Technical Services (ETS), has been awarded a multi-year contract by the U.S. Department of Defense. ETS is one of three firms that was awarded an indefinite-delivery/indefinite-quantity (ID/IQ), cost-plus-fixed-fee contract for technical and maintenance services for automated tank gauging, automated fuel service stations, and automated fuel handling equipment (AFHE). A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated July 21, 2010

    Exhibit 99.2.       Press release dated July 21, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal (Registrant)
July 27, 2010 (Date)	/s/ NATALIE S. HAIRSTON Natalie S. Hairston Vice President - Investor Relations, Chief Governance Officer and Corporate Secretary

Exhibit Index
99.1	Press release dated July 21, 2010
99.2	Press release dated July 21, 2010